Exhibit 3.1

FORM OF

CERTIFICATE OF INCORPORATION

OF

HERCULES OFFSHORE, INC.

FIRST: The name of the Corporation is Hercules Offshore, Inc. (hereinafter, the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Zip Code 19801, and the name of the registered agent of the Corporation at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

FOURTH: The aggregate number of shares of capital stock that the Corporation shall have authority to issue is 250,000,000 (Two Hundred Fifty Million), of which 200,000,000 (Two Hundred Million) shares are classified as common stock, par value $0.01 per share (“Common Stock”), and 50,000,000 (Fifty Million) shares are classified as preferred stock, par value $0.01 per share (“Preferred Stock”).

The Corporation may issue shares of any class or series of its capital stock from time to time for such consideration and for such corporate purposes as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine.

The following is a statement of the powers, preferences and rights, and the qualifications, limitations or restrictions, of the Preferred Stock and the Common Stock:

Division A. Preferred Stock

The shares of Preferred Stock may be divided into and issued in one or more series, the relative rights, powers and preferences of which series may vary in any and all respects. The Board of Directors is expressly vested with the authority to fix, by resolution or resolutions adopted prior to and providing for the issuance of any shares of each particular series of Preferred Stock and incorporate in a certificate of designations filed with the Secretary of State of the State of Delaware, the designations, powers, preferences, rights, qualifications, limitations and restrictions thereof, of the shares of each series of Preferred Stock, to the extent not provided for in this Certificate of Incorporation, and with the authority to increase or decrease the number of shares within each such series; provided, however, that the Board of Directors may not decrease the number of shares within a series of Preferred Stock below the number of shares within such series that is then outstanding. The authority of the Board of Directors with respect to fixing the designations, powers, preferences, rights, qualifications, limitations and restrictions of each such series of Preferred Stock shall include, but not be limited to, determination of the following:

(1) the distinctive designation and number of shares of that series;

(2) the rate of dividends (or the method of calculation thereof) payable with respect to shares of that series, the dates, terms and other conditions upon which such dividends shall be payable, and the relative rights of priority of such dividends to dividends payable on any other class or series of capital stock of the Corporation;

(3) the nature of the dividend payable with respect to shares of that series as cumulative, noncumulative or partially cumulative, and if cumulative or partially cumulative, from which date or dates and under what circumstances;

(4) whether shares of that series shall be subject to redemption, and, if made subject to redemption, the times, prices, rates, adjustments and other terms and conditions of such redemption (including the manner of selecting shares of that series for redemption if fewer than all shares of such series are to be redeemed);

(5) the rights of the holders of shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation (which rights may be different if such action is voluntary than if it is involuntary), including the relative rights of priority in such event as to the rights of the holders of any other class or series of capital stock of the Corporation;

(6) the terms, amounts and other conditions of any sinking or similar purchase or other fund provided for the purchase or redemption of shares of that series;

(7) whether shares of that series shall be convertible into or exchangeable for shares of capital stock or other securities of the Corporation or of any other corporation or entity, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

(8) the extent, if any, to which the holders of shares of that series shall be entitled (in addition to any voting rights required by law) to vote as a class or otherwise with respect to the election of directors or otherwise;

(9) the restrictions and conditions, if any, upon the issue or reissue of any additional Preferred Stock ranking on a parity with or prior to shares of that series as to dividends or upon liquidation, dissolution or winding up;

(10) any other repurchase obligations of the Corporation, subject to any limitations of applicable law; and

(11) any other designations, powers, preferences, rights, qualifications, limitations or restrictions of shares of that series.

Any of the designations, powers, preferences, rights, qualifications, limitations or restrictions of any series of Preferred Stock may be dependent on facts ascertainable outside this Certificate of Incorporation, or outside the resolution or resolutions providing for the issue of such series of Preferred Stock adopted by the Board of Directors pursuant to authority expressly vested in it by this Certificate of Incorporation. Except as applicable law or this Certificate of Incorporation otherwise may require, the terms of any series of Preferred Stock may be amended without consent of the holders of any other series of Preferred Stock or any class of capital stock of the Corporation.

The relative powers, preferences and rights of each series of Preferred Stock in relation to the powers, preferences and rights of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to the authority granted in this Division A of this Article FOURTH, and the consent, by class or series vote or otherwise, of holders of Preferred Stock of such series of Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock, whether or not the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in such resolution or resolutions adopted with respect to any series of Preferred Stock that the consent of holders of at least a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of shares of any or all other series of Preferred Stock.

Shares of any series of Preferred Stock shall have no voting rights except as required by law or as provided in the relative powers, preferences and rights of such series.

Division B. Common Stock

1. Dividends. Dividends may be paid on the Common Stock, as the Board of Directors shall from time to time determine, out of any assets of the Corporation available for such dividends after full cumulative dividends on all outstanding shares of capital stock of all series ranking senior to the Common Stock in respect of dividends and liquidation rights (referred to in this Division B as “stock ranking senior to the Common Stock”) have been paid, or declared and a sum sufficient for the payment thereof set apart, for all past quarterly dividend periods, and after or concurrently with making payment of or provision for dividends on the stock ranking senior to the Common Stock for the then current quarterly dividend period.

2. Distribution of Assets. In the event of any liquidation, dissolution or winding up of the Corporation, or any reduction or decrease of its capital stock resulting in a distribution of assets to the holders of the Common Stock, after there shall have been paid to or set aside for the holders of the stock ranking senior to the Common Stock the full preferential amounts to which they are respectively entitled, the holders of the Common Stock shall be entitled to receive, pro rata, all of the remaining assets of the Corporation available for distribution to its stockholders. The Board of Directors may distribute in kind to the holders of the Common Stock such remaining assets of the Corporation, or may sell, transfer or otherwise dispose of all or any of the remaining property and assets of the Corporation to any other corporation or other purchaser and receive payment therefor wholly or partly in cash or property, and/or in stock of any such corporation, and/or in obligations of such corporation or other purchaser, and may sell all or any part of the consideration received therefor and distribute the same or the proceeds thereof to the holders of the Common Stock.

3. Voting Rights. Subject to the voting rights expressly conferred under prescribed conditions upon the stock ranking senior to the Common Stock, the holders of the Common Stock shall exclusively possess full voting power for the election of directors and for all other purposes.

4. Foreign Ownership of Common Stock.

(a) In General. It is the policy of the Corporation that Non-U.S. Citizens should Own, individually or in the aggregate, no more than the Permitted Percentage of the Common Stock. If at any time Non-U.S. Citizens, individually or in the aggregate, become the Owners of more than the Permitted Percentage of the Common Stock, then the Corporation shall have the power to take the actions prescribed in subparagraphs (c), (d) and (e) of this paragraph 4 of Division B of this Article FOURTH. The provisions of this paragraph 4 are intended to assure that the Corporation remains in continuous compliance with the citizenship requirements of the Merchant Marine Act of 1936, as amended, and the Shipping Act of 1916, as amended, for purposes of owning and operating vessels in the U.S. coastwise trade (collectively, the “Maritime Laws”) and the regulations promulgated thereunder. Any amendments to the Maritime Laws or the regulations relating to the citizenship of U.S. vessel owners or operators of coastwise trade vessels are deemed to be incorporated herein by reference.

(b) Dual Stock Certificate System. To implement the policy set forth in subparagraph (a) hereof, the Corporation may institute a Dual Stock Certificate System such that (i) each certificate representing shares of Common Stock that are Owned by a U.S. Citizen shall be marked “U.S. Citizen” and each stock certificate representing shares of Common Stock that are Owned by a Non-U.S. Citizen shall be marked “Non-U.S. Citizen,” but with all such certificates to be identical in all other respects and to comply with all provisions of the DGCL; (ii) to the extent necessary to enable the Corporation to submit any proof of citizenship required by law or by contract with the United States government (or any agency thereof), the Corporation may require the record holders and the Owners of such shares of Common Stock to confirm their citizenship status from time to time, and voting rights and dividends and other distributions payable with respect to shares of Common Stock held by such record holder or Owned by such Owner may, in the discretion of the Board of Directors, be withheld until confirmation of such citizenship status is received; and (iii) the share transfer records of the Corporation shall be maintained in such manner as to enable the percentage of Common Stock that is Owned by Non-U.S. Citizens and by U.S. Citizens to be confirmed. The Board of Directors is authorized to take such other ministerial actions or make such interpretations as it may deem necessary or advisable in order to implement the policy set forth in subparagraph (a) hereof.

(c) Restrictions on Transfer; Change of Status.

(i) Any transfer, or attempted transfer, of any Common Stock, the effect of which would be to cause one or more Non-U.S. Citizens to Own Common Stock in excess of the

Permitted Percentage, shall be ineffective as against the Corporation, and neither the Corporation nor its transfer agent or registrar shall register such transfer or purported transfer on the share transfer records of the Corporation and neither the Corporation nor its transfer agent or registrar shall be required to recognize the transferee or purported transferee thereof as a stockholder of the Corporation for any purpose whatsoever except to the extent necessary to effect any remedy available to the Corporation under this paragraph 4 of Division B of this Article FOURTH. A citizenship certificate may be required from all transferees (and from any recipient upon original issuance) of Common Stock of the Corporation and, if such transferee (or recipient) is acting as a fiduciary or nominee for an Owner, such Owner, and registration of transfer (or original issuance) shall be denied upon refusal to furnish such certificate.

(ii) Each record holder and Owner shall advise the Corporation in writing of any change in such record holder’s or Owner’s citizenship status.

(d) No Voting Rights; Temporary Withholding of Dividends and Other Distributions. If on any date (including any record date) the number of shares of Common Stock that is Owned by Non-U.S. Citizens is in excess of the Permitted Percentage (such shares of Common Stock herein referred to as the “Excess Shares”), the Corporation shall determine those shares Owned by Non-U.S. Citizens that constitute such Excess Shares. The determination of those shares of Common Stock that constitute Excess Shares shall be made by reference to the date or dates shares were acquired by Non-U.S. Citizens, starting with the most recent acquisition of shares of Common Stock by a Non-U.S. Citizen and including, in reverse chronological order of acquisition, all other acquisitions of shares by Non-U.S. Citizens from and after the acquisition of those shares by a Non-U.S. Citizen that first caused the Permitted Percentage to be exceeded. The determination of the Corporation as to those shares of Common Stock that constitute the Excess Shares shall be conclusive. Shares of Common Stock deemed to constitute such Excess Shares shall (so long as such excess exists) not be accorded any voting rights and shall not be deemed to be outstanding for purposes of determining the vote required on any matter properly brought before the stockholders of the Corporation for a vote thereon. The Corporation shall (so long as such excess exists) withhold the payment of dividends, if any, and the sharing in any other distribution (upon liquidation or otherwise) in respect of the Excess Shares. At such time as the Permitted Percentage is no longer exceeded, full voting rights shall be restored to any shares of Common Stock previously deemed to be Excess Shares and any dividend or other distribution with respect thereto that has been withheld shall be due and paid solely to the record holders of such shares of Common Stock at the time the Permitted Percentage is no longer exceeded.

(e) Redemption of Excess Shares. The Corporation shall have the power, but not the obligation, to redeem Excess Shares subject to the following terms and conditions:

(i) the per share redemption price (the “Non-U.S. Citizen Redemption Price”) to be paid for the Excess Shares to be redeemed shall be the sum of (A) the Average Closing Sales Price of the Common Stock and (B) any dividend or other distribution declared with respect to such shares prior to the date such shares are called for redemption hereunder but which has been withheld by the Corporation pursuant to subparagraph (d);

(ii) the Non-U.S. Citizen Redemption Price shall be paid in cash;

(iii) a notice of redemption shall be given by first class mail, postage prepaid, mailed not less than ten (10) days prior to the redemption date to each holder of record of the shares of Common Stock to be redeemed, at such holder’s address as the same appears on the share transfer records of the Corporation. Each such notice shall state (A) the redemption date, (B) the number of shares of Common Stock to be redeemed from such holder, (C) the Non-U.S. Citizen Redemption Price, and the manner of payment thereof, (D) the place where certificates for such shares are to be surrendered for payment of the Non-U.S. Citizen Redemption Price, and (E) that dividends and other distributions, if any, on the shares of Common Stock to be redeemed will cease to accrue on such redemption date;

(iv) from and after the redemption date, dividends and other distributions, if any, on the shares of Common Stock called for redemption shall cease to accrue and such shares shall no longer be deemed to be outstanding and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the Non-U.S. Citizen Redemption Price) shall cease. Upon surrender of the certificates for any shares of Common Stock so redeemed in accordance with the requirements of the notice of redemption (properly endorsed or assigned for transfer if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the Non-U.S. Citizen Redemption Price. In case fewer than all the shares of Common Stock represented by any such certificate are redeemed, a new certificate shall be issued representing the shares of Common Stock not redeemed without cost to the holder thereof; and

(v) such other terms and conditions as the Board of Directors may reasonably determine.

(f) Determination of Citizenship. In determining the citizenship of the Owners or their transferees of shares of Common Stock, the Corporation may rely on the share transfer records of the Corporation and the citizenship certificates given by the Owners or their transferees or any recipients (in the case of original issuance) (in each case whether such certificates have been given on their own behalf or on behalf of others) to establish the citizenship of such Owners, transferees or recipients of the shares of Common Stock. The determination of the citizenship of Owners and their transferees of the shares of Common Stock may also be subject to proof in such other way or ways as the Corporation may deem reasonable. The Corporation may at any time require proof, in addition to the citizenship certificates, of any Owner or proposed transferee of shares of Common Stock, and the payment of dividends and other distributions may be withheld, and any application for transfer of ownership on the share transfer records of the Corporation may be refused, until such additional proof is submitted. The determination of the Corporation as to the citizenship of the Owners or their transferees in accordance with this subparagraph (f) shall be conclusive.

(g) Severability. Each provision of subparagraphs (a) through (f) of this paragraph 4 of Division B of this Article FOURTH is intended to be severable from every other provision. If any one or more of the provisions contained in such subparagraphs of this paragraph 4 is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of any other provision of subparagraphs (a) through (f) of this paragraph 4 shall not be affected, and such subparagraphs of this paragraph 4 shall be construed as if the provisions held to be invalid, illegal or unenforceable had been reformed to the extent required to be valid, legal and enforceable.

(h) Definitions. For purposes of this paragraph 4 of Division B of this Article FOURTH:

(i) “Average Closing Sales Price” shall mean the average of the daily Closing Prices (as hereinafter defined) per share of Common Stock for the 20 consecutive Trading Days (as hereinafter defined) immediately prior to the date notice of redemption is given.

(ii) The “Closing Price” for any day shall mean the last sale price on such day, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices on such day, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted for trading on the principal National Securities Exchange (other than the Nasdaq Stock Market) on which shares of Common Stock are listed or admitted to trading or, if shares of Common Stock are not listed or admitted to trading on any National Securities Exchange (other than the Nasdaq Stock Market), the last quoted price on such day or, if not so quoted, the average of the high bid and low asked prices on such day in the over-the-counter market, as reported by the Nasdaq Stock Market or such other system then in use, or, if on any such day shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a market in shares of Common Stock selected by the Corporation, or if on any such day no market maker is making a market in shares of Common Stock, the fair value of shares of Common Stock as determined reasonably and in good faith by the Board of Directors.

(iii) “National Securities Exchange” shall mean an exchange registered with the Securities and Exchange Commission under Section 6(a) of the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time, and any successor to such statute, or the Nasdaq Stock Market or any successor thereto.

(iv) A Person shall be deemed the “Owner” of, or to “Own,” shares of Common Stock or other ownership interests to the extent such shares or other ownership interests (a) are owned beneficially or held of record (with the power to act on behalf of the beneficial owner) by such Person; (b) may be voted by such Person; (c) are entitled to dividends or other distributions in respect of such shares or ownership interests by such Person; or (d) which by any other means whatsoever are controlled by such Person, or in which control is permitted to be exercised by such Person, with the Board of Directors being authorized to determine reasonably the meaning of such control for this purpose under the guidelines set forth in Subpart C (Sections 67.30-67.47) of Title 46 of the Code of Federal Regulations, as amended, modified or supplemented).

(v) “Trading Day” means a day on which the principal National Securities Exchange on which shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if shares of Common Stock are not listed or admitted to trading on any National Securities Exchange, a day on which banking institutions in New York City generally are open.

(vi) “U.S. Citizen” shall mean: (a) an individual who is native-born, naturalized, a derivative citizen of the United States, or otherwise qualifies as a United States citizen; (b) a partnership of which all of its general partners are citizens of the United States and at least 75% of the interest in the partnership is Owned by citizens of the United States; (c) a trust whereby each of its trustees is a citizen of the United States, each beneficiary with an enforceable interest in the trust is a citizen of the United States, and at least 75% of the interest in the trust is Owned by citizens of the United States; (d) an association or joint venture if each of its members is a citizen of the United States; (e) a corporation if (I) it is incorporated under the laws of the United States or of a State of the United States or a political subdivision thereof, Guam, Puerto Rico, the Virgin Islands, American Samoa, the District of Columbia, the Northern Mariana Islands, or any other territory or possession of the United States, (II) its chief executive officer, by whatever title, and its chairman of the board of directors are citizens of the United States, (III) no more of its directors are non-citizens than a minority of the number necessary to constitute a quorum, and (IV) at least 75% of the interest in the corporation is Owned by citizens of the United States; (f) a governmental entity that is an entity of the federal government of the United States or of the government of a State of the United States or a political subdivision thereof, Guam, Puerto Rico, the Virgin Islands, American Samoa, the District of Columbia, the Northern Mariana Islands, or any other territory or possession of the United States, all as further defined in Subpart C (Sections 67.30-67.47) of Title 46 of the Code of Federal Regulations, as amended, modified or supplemented. With respect to a limited liability company, a “U.S. Citizen” shall mean an entity that meets the requirements of subclause (b) above, and, if the limited liability company has a chief financial officer, by whatever title, or a board of directors, then it shall also meet such relevant requirements of subclause (e) above.

(vii) “Non-U.S. Citizen” shall mean any Person other than a U.S. Citizen.

(viii) “Permitted Percentage” shall mean a percentage 5% less than the percentage that would cause the Corporation to be no longer qualified as a U.S. Citizen qualified to engage in coastwise trade under the Maritime Laws.

(ix) “Person” shall mean an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

Division C. Other Provisions Applicable to the Corporation’s Capital Stock

1. Preemptive Rights. No holder of any stock of the Corporation shall be entitled as of right to purchase or subscribe for any part of any unissued or treasury stock of the Corporation, or of any additional stock of any class, to be issued by reason of any increase of the authorized capital stock of the Corporation, or to be issued from any unissued or additionally authorized stock, or of bonds, certificates of indebtedness, debentures or other securities convertible into stock of the Corporation, but any such unissued or treasury stock, or any such additional authorized issue of new stock or securities convertible into stock, may be issued and disposed of by the Board of Directors to such persons, firms, corporations or associations, and upon such terms as the Board of Directors may, in its discretion, determine, without offering to the stockholders then of record, or any class of stockholders, any thereof, on the same terms or any terms.

2. Votes Per Share. Any holder of Common Stock of the Corporation having the right to vote at any meeting of the stockholders or of any class or series thereof shall be entitled to one vote for each share of stock held by him, provided that no holder of Common Stock shall be entitled to cumulate his votes for the election of one or more directors or for any other purpose.

FIFTH: (a) Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the authority and powers conferred on the Board of Directors by the DGCL or by the other provisions of this Certificate of Incorporation, the Board of Directors is authorized and empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL, this Certificate of Incorporation and the Bylaws of the Corporation; provided, however, that no Bylaws hereafter adopted, or any amendments thereto, shall invalidate any prior act of the Board of Directors that would have been valid if such Bylaws or amendment had not been adopted.

(b) Number, Election and Terms of Directors. The number of directors that shall constitute the whole Board of Directors shall be fixed from time to time by a majority of the directors then in office, subject to an increase in the number of directors by reason of any provisions contained in or established pursuant to Article FOURTH, but in any event shall not be less than one nor more than 16, plus that number of directors who may be elected by the holders of any one or more series of Preferred Stock voting separately as a class pursuant to the provisions applicable in the case or arrearages in the payment of dividends or other defaults contained in this Certificate of Incorporation or the Board of Directors’ resolution providing for the establishment of any series of Preferred Stock. The directors, other than those who may be elected by the holders of any series of Preferred Stock, shall be divided into three classes: Class I, Class II and Class III. Each director shall serve for a term ending on the third annual meeting of stockholders following the annual meeting of stockholders at which that director was elected; provided, however, that the directors first designated as Class I directors shall serve for a term expiring at the annual meeting of stockholders next following the date of their designation as Class I directors, the directors first designated as Class II directors shall serve for a term expiring at the second annual meeting of stockholders next following the date of their designation as Class II directors, and the directors first designated as Class III directors shall serve for a term expiring at the third annual meeting of stockholders next following the date of their designation as Class III directors. Each director shall hold office until the annual meeting of stockholders at which that director’s term expires and, the foregoing notwithstanding, shall serve until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal.

At each annual election, the directors chosen to succeed those whose terms then expire shall be of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board of Directors shall have designated one or more directorships whose term then expires as directorships of another class in order to more nearly achieve equality of number of directors among the classes.

In the event of any change in the authorized number of directors, each director then continuing to serve as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his earlier death, resignation or removal. The Board of Directors shall specify the class to which a newly created directorship shall be allocated.

Election of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

(c) Removal of Directors. No director of the Corporation may be removed from office as a director by vote or other action of the stockholders or otherwise except for cause, and then only by the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of capital stock of the Corporation generally entitled to vote in the election of directors, voting together as a single class. Except as applicable law otherwise provides, cause for the removal of a director shall be deemed to exist only if the director whose removal is proposed: (i) has been convicted, or has been granted immunity to testify in any proceeding in which another has been convicted, of a felony by a court of competent jurisdiction and that conviction is no longer subject to direct appeal; (ii) has been found to have been negligent or guilty of misconduct in the performance of his duties to the Corporation in any matter of substantial importance to the Corporation by (A) the affirmative vote of at least eighty percent (80%) of the directors then in office at any meeting of the Board of Directors called for that purpose or (B) a court of competent jurisdiction; or (iii) has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his ability to serve as a director of the Corporation. Notwithstanding the foregoing, whenever holders of outstanding shares of one or more series of Preferred Stock are entitled to elect members of the Board of Directors voting separately as a class pursuant to the provisions applicable in the case of arrearages in the payment of dividends or other defaults contained in this Certificate of Incorporation or the Board of Directors’ resolution providing for the establishment of any series of Preferred Stock, any such director of the Corporation so elected may be removed in accordance with the provisions of this Certificate of Incorporation or that Board of Directors’ resolution. The foregoing provisions are subject to the terms of any series of Preferred Stock with respect to the directors to be elected solely by the holders of such series of Preferred Stock.

(d) Vacancies. Except as a Board of Directors’ resolution providing for the establishment of any series of Preferred Stock may provide otherwise, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, removal, disqualification or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until that director’s successor shall have been elected and qualified or until his earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. The foregoing provisions are subject to the terms of any Preferred Stock with respect to the directors to be elected solely by the holders of such Preferred Stock.

(e) Amendment of this Article FIFTH. In addition to any other affirmative vote required by applicable law, this Article FIFTH may not be amended, modified or repealed except by the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all outstanding shares of capital stock of the Corporation generally entitled to vote in the election of directors, voting together as a single class.

SIXTH: (a) Action by Written Consent; Special Meetings. No action required to be taken or that may be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting, and the power of the stockholders of the Corporation to consent in writing to the taking of any action by written consent without a meeting is specifically denied, unless such action without a meeting is taken by unanimous written consent. Unless otherwise provided by the DGCL, by this Certificate of Incorporation or by any provisions established pursuant to Article FOURTH hereof with respect to the rights of holders of one or more outstanding series of Preferred Stock, special meetings of the stockholders of the Corporation may be called at any time only by the Chairman of the Board of Directors, if there is one, or by the Board of Directors pursuant to a resolution approved by the affirmative vote of at least a majority of the members of the Board of Directors, and no such special meeting may be called by any other person or persons.

(b) Amendment of this Article SIXTH. In addition to any other affirmative vote required by applicable law, this Article SIXTH may not be amended, modified or repealed except by the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all outstanding shares of capital stock of the Corporation generally entitled to vote in the election of directors, voting together as a single class.

SEVENTH: No director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director of the Corporation; provided, however, that this Article SEVENTH shall not eliminate or limit the liability of such a director (1) for any breach of such director’s duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL, as the same exists or as such provision may hereafter be amended, supplemented or replaced, or (4) for any transactions from which such director derived an improper personal benefit. If the DGCL is amended after the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by such law, as so amended. Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

EIGHTH: The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. The Bylaws may be amended, in whole or in part, and new Bylaws may be adopted (i) by action of the Board of Directors; provided, however, that any proposed alteration, amendment or repeal of, or the adoption of any Bylaw inconsistent with, Section 3, 9, 10 or 11 of Article II of the Bylaws, Section 2, 3, 4, 7, 10 or 11 of Article III of the Bylaws, Article V of the Bylaws or Section 1 of Article VII of the Bylaws, by the Board of Directors shall require the affirmative vote of not less than 75% of all directors then in office at a regular or special meeting of the Board of Directors called for that purpose; or (ii) by the affirmative vote of the shares representing not less than 75% of the voting power of all outstanding shares of capital stock of the Corporation generally entitled to vote in the election of directors, voting together as a single class; provided that in the case of any such stockholder action at a meeting of stockholders, notice of the proposed alteration, amendment, repeal or adoption of the new Bylaw or Bylaws must be contained in the notice of such meeting. In addition to any other affirmative vote required by applicable law, this Article EIGHTH may not be amended, modified or repealed except by the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all outstanding shares of capital stock of the Corporation generally entitled to vote in the election of directors, voting together as a single class.

NINTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the DGCL, order a meeting of the creditors or class of creditors, and/or the stockholders or a class of stockholders of the Corporation as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agrees to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all of the creditors or class of creditors, and/or the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

TENTH: The name and mailing address of the sole incorporator is as follows:

[Name]

Hercules Offshore, Inc.

[Address]

Houston, Texas [Zip Code]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Incorporation to be executed on its behalf this              day of                 ,             .

HERCULES OFFSHORE, INC.

By:
Name:
Title: Sole Incorporator

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